Exhibit 99.1

FOR IMMEDIATE RELEASE

CORRECTING and REPLACING Compute Health Acquisition Corp. Announces Full Exercise of Over-Allotment Option and Closing of $862,500,000 Initial Public Offering

CORRECTION…by Compute Health Acquisition Corp.

WILMINGTON, DE, February 14, 2021 – In the release dated February 9, 2021, the sentences that begin with “The Company’s management team…” should read: The Company’s management team is led by Omar Ishrak, Jean Nehmé and Joshua Fink.

The updated release reads:

Compute Health Acquisition Corp. Announces Full Exercise of

Over-Allotment Option and Closing of $862,500,000 Initial Public Offering

Compute Health Acquisition Corp. (the “Company”) (NYSE: CPUH.U), a newly formed special purpose acquisition company, today announced the closing of its initial public offering of 86,250,000 units, including 11,250,000 units sold pursuant to the full exercise of the underwriters’ over-allotment option, at a price of $10.00 per unit. Total gross proceeds from the offering were $862,500,000, before deducting underwriting discounts and commissions and other offering expenses. The units began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “CPUH.U” on February 5, 2021. Each unit consists of one share of Class A common stock and one-quarter of one redeemable warrant. Each whole warrant may be exercised for one share of Class A common stock at a price of $11.50 per share following the later of 30 days after the completion of the Company's initial business combination and 12 months from the closing of the Company's initial public offering. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “CPUH” and “CPUH WS,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on healthcare businesses that are already leveraging, or have the potential to leverage, computational power, with an emphasis on companies in the medical device space, including imaging and robotics, and companies operating in the virtual care space, including telehealth, care delivery and next-generation payor and provider models. The Company’s management team is led by Omar Ishrak, Jean Nehmé and Joshua Fink.

Goldman Sachs & Co. LLC acted as the sole book-running manager for this offering. Copies of the final prospectus related to the initial offering by the Company may be obtained for free by visiting Edgar on the website of the Securities and Exchange Commission (“SEC”) at www.sec.gov or from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 866-471-2526, facsimile at 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

A registration statement relating to the securities was filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds from the Company's initial public offering and the listing on NYSE of the shares and warrants underlying the units. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of the Company with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the prospectus related to the Company’s initial public offering.

About Compute Health Acquisition Corp.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on healthcare businesses that are already leveraging, or have the potential to leverage, computational power, with an emphasis on companies in the medical device space, including imaging and robotics, and companies operating in the virtual care space, including telehealth, care delivery and next-generation payor and provider models. The Company’s management team is led by Omar Ishrak, Jean Nehmé and Joshua Fink.

Investor Contact:

Joshua Fink

Co-Chief Executive Officer

Telephone: (212) 829-3500

Email: ir@compute-health.com